BSD MEDICAL CORPORATION
2188 West 2200 South, Salt Lake City, Utah 84119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
BSD MEDICAL CORPORATION

February 6, 2013

TO THE STOCKHOLDERS OF BSD MEDICAL CORPORATION:

The annual meeting of the stockholders (the “Annual Meeting”) of BSD Medical Corporation (the “Company” or “BSD”) will be held on February 6, 2013, at the Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101.  The Annual Meeting will convene at 9:00 a.m. Mountain Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to elect seven members to the Board of Directors to serve until the next annual meeting or until their successors are duly elected and qualified;

2.	to conduct an advisory vote on executive compensation;

3.	to ratify the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2013; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only owners of record of the Company’s issued and outstanding common stock as of the close of business on December 14, 2012 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  Each share of common stock is entitled to one vote.

The Company’s Proxy Statement is attached hereto.  Financial and other information concerning the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2012, which accompanies this Proxy Statement.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.  TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to be Held February 6, 2013:
The proxy statement and annual report to stockholders are available at
https://materials.proxyvote.com/055662.

BSD MEDICAL CORPORATION BY ORDER OF THE BOARD OF DIRECTORS
Salt Lake City, Utah, December 28, 2012	Dennis P. Gauger, Secretary

BSD MEDICAL CORPORATION
2188 West 2200 South, Salt Lake City, Utah 84119

PROXY STATEMENT

BSD MEDICAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 6, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of BSD Medical Corporation, a Delaware corporation (the “Company” or “BSD”), for use at the annual meeting of the stockholders (the “Annual Meeting”) to be held February 6, 2013 at the Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101, at 9:00 a.m., Mountain Time.  Directions to the annual meeting can be obtained by calling Michelle Cisneros at (801) 972-5555.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT DECEMBER 28, 2012.

At the Annual Meeting, the stockholders of the Company will be asked to vote on three proposals.  Proposal 1 is the annual election of seven directors to serve on the Company’s Board of Directors.  Proposal 2 is an advisory (non-binding) vote on executive compensation.  Proposal 3 is the ratification of the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2013.

A proxy for use at the Annual Meeting is enclosed.  If you execute and deliver a proxy by mailing a proxy card, or by voting via the internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR all nominees listed in Proposal 1, FOR approval of the compensation of the Company’s Named Executive Officers and FOR the ratification of the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2013.

We will bear the expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies.  Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone.  They will not receive additional compensation for this effort.  We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

December 14, 2012 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, 29,753,191 shares of our common stock (“Common Stock”) were issued and outstanding.  Each outstanding share of common stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting.

The holders of one-third of the shares of the Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof.  Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting.

For Proposal 1, the seven individuals receiving the most votes will be elected to serve as directors of the Company.  Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the election of directors.

For proposal 2, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.  We intend to carefully consider the voting results of this proposal.  The final vote is advisory in nature and, therefore, not binding on us, our Board or the Compensation Committee of the Board.

For Proposal 3, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.

MAIL VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card.  A proxy card submitted by mail must be received by the time of the Annual Meeting in order for the shares to be voted.

TELEPHONE VOTING PROCEDURES

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded.  Specific instructions to be followed are set forth on the enclosed proxy card.  Telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 5, 2013.

INTERNET VOTING PROCEDURES

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded.  Specific instructions to be followed are set forth on the enclosed proxy card.  Internet voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 5, 2013.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director.  It is intended that the proxies will be voted for the seven nominees named below for election to our Board of Directors unless authority to vote for any such nominee is withheld.  Each of the nominees is currently a director of the Company.  Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve.  In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.  The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors.

DIRECTORS

The names of the nominees, their ages and their respective business backgrounds are set forth below as of August 31, 2012.

Name	Position(s) With the Company	Age	Director Since
Timothy C. McQuay	Independent Director and Chairman of the Board	61	2008
Harold R. Wolcott	President and Director	66	2009
Gerhard W. Sennewald, Ph.D.	Director	76	1994
Michael Nobel, Ph.D.	Independent Director	72	1998
Douglas P. Boyd, Ph.D.	Independent Director	71	2005
Steven G. Stewart	Independent Director and Financial Expert	64	2006
Dr. Damian E. Dupuy	Independent Director	50	2011

BUSINESS EXPERIENCE AND QUALIFICATIONS OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Timothy C. McQuay has served as a director of BSD since February 2008 and currently serves as Chairman of the Board of Directors.  He is a Managing Director – Investment Banking with Noble Financial Capital Markets.  Prior to joining Noble Financial Capital Markets in November 2011, Mr. McQuay was a Managing Director – Investment Banking with B Riley & Co.  Prior to joining B Riley in September 2008, Mr. McQuay served for ten years as Managing Director – Investment Banking with A. G. Edwards & Sons, Inc., where he specialized in Healthcare, including medical technology, biotechnology and specialty pharmaceuticals.  He currently serves as Chairman of the Board of Directors of Meade Instruments Corp., where he has been a director since 1997.  He is also a member of the Board of Directors of Superior Industries International, Inc.  Mr. McQuay holds an AB in Economics from Princeton University and an MBA from UCLA.  Mr. McQuay’s qualifications to serve on the Board include, among others, his extensive business and financial experience, his public company board and investment banking experience, his knowledge of the Company, and his service as a director of the Company since 2008.

Harold R. Wolcott has served as a director of BSD since April 2009.  Mr. Wolcott also has served as President of BSD since April 2009.  Mr. Wolcott has 44 years experience managing and growing newly-formed venture capital financed corporations as well as multi-million dollar medical device businesses with international operations.  He has a wide range of experience in the areas of product research, product engineering, manufacturing and plant management, as well as expertise in all aspects of sales and marketing, acquisition/integration, and the sale of medical device businesses.  Prior to joining the Company, Mr. Wolcott served from August 2006 until March 2009 as President and Chief Operating Officer, and later, as Director of Dimicron Inc., a development stage medical company utilizing synthetic diamond for orthopedic applications.  From March 2001 until June 2005, Mr. Wolcott served as Chief Operating Officer and Director of Rubicon Medical, Inc., a company focusing on proprietary technology in embolic protection for interventional cardiology and interventional neurology.  Mr. Wolcott’s qualifications to serve on the Board include, among others, his extensive executive and operational management experience in the medical device business, his public company board experience, his knowledge of the Company, and his service as President and a director of the Company since April 2009.

Gerhard W. Sennewald, Ph.D., has served as a director of BSD since 1994.  From April 1985 to the present, Dr. Sennewald has served as the President and Chief Executive Officer of Dr. Sennewald Medizintechnik GmbH, of Munich, Germany, a firm which is engaged in the business of distributing hyperthermia equipment and diagnostic imaging equipment and services.  In connection with his service to Dr. Sennewald Medizintechnik GmbH, Dr. Sennewald has been BSD’s key European representative and distributor for 18 years and has been instrumental in obtaining the majority of BSD’s foreign hyperthermia sales.  He also served on the Board of Directors of TherMatrx, Inc.  Dr. Sennewald’s qualifications to serve on the Board include, among others, his significant experience in the distribution and servicing of medical equipment, his extensive knowledge of the Company gained through his many years as a key distributor of the Company’s hyperthermia products, and his public company experience as a director of the Company since 1994.

Michael Nobel, Ph.D., has served as a director of BSD since January 1998.  Dr. Nobel participated in the introduction of magnetic resonance imaging as European Vice President of Fonar Corp.  He is founder and trustee of the Nobel Sustainable Trust Foundation and chairman of Nobel Charitable Trust Foundation (Asia).  From 1991 to 2007, Dr. Nobel served as the Executive Chairman of the MRAB Group, a company providing diagnostic imaging services to Sweden.    From August 2005 until June 2008, Dr. Nobel served as a director of WorldSpace Corp.  He has also been a consultant to Unesco in Paris and the United Nations Social Affairs Division in Geneva.  Today, Dr. Nobel is chairman or board member of several international companies in medical diagnostics, treatment and information systems.  He is a guest professor at the Tokyo Institute of Technology in Japan.  Dr. Nobel’s qualifications to serve on the Board include, among others, his extensive business and financial experience, his knowledge of the Company, and his public company experience as a director of the Company since 1998.

Douglas P. Boyd, Ph.D., has served as a director of BSD since 2005.  From January 2007 to the present, Dr. Boyd has served as Chief Executive Officer of TeleSecurity Sciences, Inc., a privately-held company in the business of developing solutions for increasing the effectiveness and automation of airport explosives detection systems.  From 1983 to 2005, Dr. Boyd was an adjunct professor of radiology at the University of California, San Francisco.  From 1980 to 2004, Dr. Boyd served as Chairman of the Board and Chief Technology Officer of Imatron Inc., a public company that developed and manufactured ultrafast electron beam CT scanners for use in hospitals and clinics.  He is internationally known as an expert in radiology and computed tomography (“CT”) imaging systems, and has pioneered the development of fan-beam CT scanners, Xenon detector arrays and EBT scanners.  Dr. Boyd has been awarded 19 U.S. patents.  He has published more than 100 scientific papers and is a frequent speaker at universities and symposia.  From April 2005 until December 2006, Dr. Boyd served as a director of XLR Medical Corp., a public company specializing in cancer therapy technology.  Since 2010, Dr. Boyd has served as a director of Spectropath, Inc., a private company developing advanced imaging solutions for image guided cancer surgery.  Dr. Boyd’s qualifications to serve on the Board include, among others, his extensive business and financial experience, his knowledge of the Company, and his public company experience as a director of the Company since 2005.

Steven G. Stewart has served as a director of BSD since 2006.  In December 2010, Mr. Stewart entered into an agreement to serve as the Director of Financial Affairs for Headwaters, Inc. (a New York Stock Exchange company) through 2013.  From July 1998 through December 2010, he served in several management positions at Headwaters, including Director of Financial Affairs, Treasurer and as the Chief Financial Officer for approximately ten years.  Prior to joining Headwaters, Mr. Stewart served as a business assurance partner for PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP), and as an audit partner with Ernst & Young (formerly Arthur Young), including service as the Salt Lake City office Director of High Technology and Entrepreneurial Services.  Mr. Stewart’s qualifications to serve on the Board include, among others, his extensive business and financial experience, his experience as an executive finance officer of a public company, his knowledge of the Company, and his public company experience as a director of the Company since 2006.

Damian E. Dupuy, MD, was appointed a Director in April 2011.  Dr. Dupuy has been a Professor of Diagnostic Imaging at the Warren Alpert Medical School of Brown University since 2005, and has served as Director, Tumor Ablation, at Rhode Island Hospital in Providence, RI since 2001.  Dr. Dupuy, a fellow of the American College of Radiology, is a pioneer in the growing field of image guided tumor ablation, whereby various types of thermal devices destroy tumors by direct placement through the skin under image guidance.  Dr. Dupuy is internationally known for his pioneering clinical work in treating cancer patients who suffer from tumors of the lung, liver, kidney, head and neck, pelvis, adrenal and skeleton.  Dr. Dupuy has led two National Cancer Institute multi-center trials and currently is the Interventional Oncology Symposium Chair of the Radiological Society of North America.  Dr. Dupuy, who is a graduate of the University of Massachusetts, Amherst, and the University of Massachusetts Medical School, has published widely on a variety of specialized medical issues and is the recipient of numerous post-graduate honors and awards, including an American College of Radiology Imaging Network Publications Merit Award in 2010.  Dr. Dupuy’s qualifications to serve on the Board include, among others, his extensive medical and business experience, his knowledge of the Company, and public company experience as a director of the Company since April 2011.

COMPOSITION OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of seven directors.  Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.  There are no family relationships among any of our directors, officers or key employees.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company, and the membership of the Board.  The Board has determined at this time that the Company’s Chairman should be an Independent Director rather than the Chief Executive Officer.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our directors, officers and employees.  Our Code of Ethics is available on our website (www.bsdmedical.com) on our corporate governance page of the investor section of our website.  We intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our chief executive officer, principal financial officer, or principal accounting officer) on our website.

AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE

The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in the NASDAQ Stock Market Listing Standards: Timothy C. McQuay, Michael Nobel, Douglas P. Boyd, Steven G. Stewart, and Damian E. Dupuy.

In this Proxy Statement, these five directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal year 2012, the Board of Directors met four times and no director attended fewer than 75% of the meetings of the Board or any of the Board committees of which a director was a member.  In addition, on several occasions during fiscal year 2012, the Board of Directors took action by unanimous written consents in lieu of board meetings.  Although we do not have a formal policy regarding attendance by directors at our annual meeting, we encourage directors to attend and all but one director attended the last annual meeting.

The Board of Directors has formed an audit committee, a corporate governance and nominating committee and a compensation committee.  Copies of the charters of our audit committee and our corporate governance and nominating committee are available on our website (www.bsdmedical.com) on our corporate governance page of the investor section of our website.

The Audit Committee.  The Audit Committee, which held four meetings during fiscal year 2012, is responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by the Board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs.  The Board of Directors has adopted a written audit committee charter.

The members of the Audit Committee are Messrs. Boyd, Stewart, Nobel and McQuay.  Mr. Stewart is currently serving as the audit committee chairman and financial expert (Audit Committee Financial Expert).  All members of the Audit Committee are Independent Directors.

The Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee, which held one meeting during fiscal year 2012, is responsible for identifying qualified individuals to become Board members, determining the composition of the Board and its committees, monitoring and assessing Board effectiveness, and developing and implementing our corporate governance guidelines.  Additionally, the Corporate Governance and Nominating Committee recommends director nominees to our Board of Directors for the Board’s approval.  The Board of Directors has adopted a written corporate governance and nominating committee charter.

The members of the Corporate Governance and Nominating Committee are Messrs. Boyd, Stewart, Nobel, McQuay and Dupuy.  All members of the Corporate Governance and Nominating Committee are Independent Directors.  Mr. McQuay is currently serving as the Corporate Governance and Nominating Committee chairman.

The Board of Directors does not have an express policy with regard to the consideration of any director candidates since the Board believes that its Corporate Governance and Nominating Committee can adequately evaluate nominees on a case-by-case basis.  The Board has not previously received any recommendations for director candidates from stockholders, and has not adopted a formal process for considering director candidates who may be recommended by stockholders.  However, the Company’s policy is to give due consideration to any and all such candidates, and in evaluating director nominees, the Corporate Governance and Nominating Committee considers the appropriate size of the Board, the needs of the Company, the skills and experience of its directors, and a candidate’s familiarity with our industry.  Although the Company does not have a formal diversity policy relating to the identification and evaluation of nominees for director, the Corporate Governance and Nominating Committee considers many criteria in identifying and selecting nominees, and in the future may establish additional minimum criteria for nominees.  A stockholder may submit a recommendation for director candidates to us at our corporate offices, to the attention of Harold R. Wolcott.  We do not pay fees to any third parties to assist us in identifying potential nominees.

The Compensation Committee.  The members of the Compensation Committee are Messrs. Boyd, Stewart, Nobel, McQuay and Dupuy.  Mr. Boyd is currently serving as the Compensation Committee chairman.  All members of the Compensation Committee are Independent Directors.  Our Compensation Committee, which met one time during fiscal year 2012, does not currently have a charter.  The Compensation Committee has responsibility for establishing and monitoring our executive compensation programs, and for making decisions regarding the compensation of our Named Executive Officers (as defined below).  The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee.  The Compensation Committee sets the compensation package of the Named Executive Officers and their annual bonus.  For a further description of the Compensation Committee’s role, and the use of a compensation consultant, see “Executive Compensation” below.

BOARD ROLE IN RISK OVERSIGHT

Our Board of Directors is responsible for overseeing the Company’s management of risk.  The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders.  The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management.  To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk.  Our Board of Directors maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures.  Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees.  Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.  Our Compensation Committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices.  Our Corporate Governance and Nominating Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law.  Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

DIRECTOR COMPENSATION 2012

Our Fourth Amended and Restated 1998 Director Stock Plan (“Director Stock Plan”) provides an annual retainer (“Annual Retainer”) in the amount of $60,000 to each non-employee director other than the Audit Committee Financial Expert, who is to receive $65,000.  Of the Annual Retainer, $30,000 is to be paid in cash to each such director, other than the Audit Committee Financial Expert, who is to receive $35,000 in cash (the “Cash Payment”).  The Cash Payment is payable in equal installments on May 1 and November 1 of each year in which each non-employee director continues to serve as a member of the Board.  Each non-employee director is to receive the balance of the Annual Retainer in the form of shares of Common Stock (the “Common Stock Payment”).  The portion of the annual retainer that is paid in common stock will be determined by reference to the fair market value of our Common Stock.  The fair market value of the Common Stock will be determined by reference to the closing price, as reported by the NASDAQ Stock Market, of the Common Stock on May 1 of each year, the payment date of the Common Stock Payment.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to, or earned by, our non-employee directors for the year ended August 31, 2012.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)

Douglas P. Boyd	30,000	30,000	-	-	60,000
Damian E. Dupuy	30,000	30,000	-	3,675 (4)	63,675
Timothy C. McQuay	30,000	30,000	-	-	60,000
Michael Nobel	30,000	30,000	-	-	60,000
Gerhard W. Sennewald	30,000	30,000	-	-	60,000
Steven G. Stewart	35,000	30,000	-	-	65,000

(1)
Harold R. Wolcott served as a director in fiscal year 2012, but is omitted from the Director Compensation Table because of his status as a Named Executive Officer in fiscal year 2012.  No additional remuneration was paid to Mr. Wolcott for his service as a director.

(2)
The amounts shown in column (c) reflect the value of the 15,228 fully vested shares of Common Stock issued to each of the non-employee directors during fiscal year 2012 in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718.

(3)
There were no stock options granted to the non-employee directors during fiscal 2012.  As of the end of fiscal year 2012, each non-employee director had outstanding options for the following number of shares of Common Stock: Douglas P. Boyd, 115,000 shares; Timothy C. McQuay 47,457 shares; Michael Nobel, 135,000 shares; Gerhard W. Sennewald, 90,000 shares; and Steven G. Stewart, 106,368 shares.

(4)	Since 2007, Dr. Dupuy has served as a consultant to the Company. During fiscal year 2012, fees totaling $3,675 were paid to Dr. Dupuy by the Company under such consulting arrangement.

COMMUNICATIONS WITH DIRECTORS

We have not adopted a formal process for stockholder communications with the Board.  Nevertheless, we have tried to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  We believe our responsiveness to stockholder communications to the Board has been good.  A stockholder may submit any communication with directors to us at our corporate offices, to the attention of Harold R. Wolcott.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s (“SEC” or “Commission”) rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” the overall objective of our executive compensation program is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders.  Please read the “Compensation Discussion and Analysis” beginning on page 13 for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation.  Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors.  Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.  We currently plan to hold our next say-on-pay vote at the annual meeting expected to be held on or about February 2015.

A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 2.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.  Proposal 2 is non-binding.  If no voting instructions are given, the accompanying proxy will be voted FOR this Proposal 2.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking the stockholders to ratify the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2013.  A majority of the votes present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Tanner LLC.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.

In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select other auditors for the subsequent year.  Even if the selection is ratified, the Board or Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year we determine that such change would be in the best interest of the Company and its stockholders.

Tanner LLC audited the Company’s financial statements for fiscal years ended August 31, 2012 and 2011.  Its representatives will be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Tanner LLC for the audit of our annual financial statements for the fiscal years ended August 31, 2012 and 2011, and fees billed for other services rendered by Tanner LLC during those periods.

	2012	2011

Audit Fees (1)	$ 76,700	$ 100,200
Audit Related Fees (2)	3,300	-
Tax Fees (3)	14,500	14,000
All Other Fees	-	-
Total	$ 94,500	$ 114,200

(1)
Audit Fees consist of fees billed for the audit of the Company’s annual financial statements included in Form 10-K and services in connection with the Company’s various statutory and regulatory filings.  Audit fees also include fees related to the reviews of interim financial information included in Forms 10-Q.

(2)	Audit Related Fees consist of fees billed for consent procedures performed in conjunction with the Company filing a registration statement during the respective fiscal years.
(3)	Tax Fees consist of fees for the preparation of federal and state income tax returns.

PRE-APPROVAL POLICIES

The Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to Tanner LLC.  The Audit Committee has determined that the fees paid to Tanner LLC for services are compatible with maintaining Tanner LLC’s independence as our auditors.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements with our management and has discussed with Tanner LLC the matters required to be discussed by Statements of Auditing Standards No. 114, Communication with Those Charged with Governance, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Tanner LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with Tanner LLC its independence from us.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for our fiscal year ended August 31, 2012 be included in our Annual Report on Form 10-K for our fiscal year ended August 31, 2012, which was filed on November 14, 2012.

Submitted by:

Douglas P. Boyd
Steven G. Stewart
Michael Nobel
Timothy C. McQuay

Members of the Audit Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF TANNER LLC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 31, 2013.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, and their respective business backgrounds are set forth below as of August 31, 2012.  For information regarding Harold R. Wolcott’s background, please see his biographical description above under Proposal 1 regarding the election of directors.  There are no family relationships among any of our directors, officers or key employees.

Name	Age	Position

Harold R. Wolcott	66	President and Director
Dennis P. Gauger, CPA	60	Departing Chief Financial Officer and Secretary
William S. Barth	62	Incoming Chief Financial Officer and Secretary

Dennis P. Gauger, CPA, has served as Chief Financial Officer since May 2007 and was appointed Secretary in November 2008.  Mr. Gauger is a licensed Certified Public Accountant in Utah and Nevada, and served on a part-time basis prior to his full time employment on April 21, 2009.  Mr. Gauger has served other publicly held companies as a part-time, contract chief financial officer, including the following: from April 2004 until November 2008, Mr. Gauger served as Chief Financial Officer for Cimetrix Incorporated, a publicly held software company (CMXX.OB – NASD OTC); from December 2006 until November 2008, Mr. Gauger served as Chief Financial Officer for Golden Phoenix Minerals, Inc., a publicly held mining company (GPXM.OB – NASD OTC); from January 2004 until January 2008, Mr. Gauger served as a director, Chief Financial Officer, and Secretary for Groen Brothers Aviation, Inc., a publicly held aviation company (GNBA — OTCBB); and from November 2001 until March 2007, Mr. Gauger served as a Chief Financial Officer for Nevada Chemicals, Inc., a chemical supply company to the gold mining industry (NCEM-NNM).  Additionally, over the past ten years, he has served several public and private companies in a variety of industries as a part-time, contract financial executive, corporate troubleshooter and consultant.  Previously, Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, for 22 years, including 9 years as an accounting and auditing partner.  He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

On November 28, 2012, we and Dennis P. Gauger entered into a written Separation Agreement and Release of All Claims pursuant to which Mr. Gauger resigned his position as the Chief Financial Officer, effective at the close of business on December 31, 2012.  Mr. Gauger will continue to provide limited consulting services to us through June 30, 2013.

Our Board of Directors has appointed William S. Barth as our new Chief Financial Officer and Corporate Secretary.  Mr. Barth commenced his employment with us on December 10, 2012, and will assume the duties of Chief Financial Officer and Corporate Secretary effective January 1, 2013, upon the departure of Mr. Gauger.

William S. Barth has an extensive history as chief financial officer for both publicly and privately held companies in the medical device and biotechnology industries.  Since May 2011, he has served as an independent corporate financial and strategic planning consultant.  From June 2008 to May 2011, he served as Sr. Vice President and Chief Financial Officer for Emphusion, LLC, a private-equity-owned Contract Research Organization (CRO) providing data management and bio-statistical analysis services for new drug and medical device development.  From January 2001 through April 2008, Mr. Barth was VP of Finance and CFO for NWT Inc. /Tandem Labs (Tandem), a privately owned CRO, providing advanced bio-analytical services in support of new drug development.  Mr. Barth was instrumental in the successful merger of Tandem with Laboratory Corporation of America in February 2008.  During the 20 years prior to his experience with Tandem, he served as CFO for 6 medical device companies, two of which were publicly owned.  During this time he played critical roles in completing several equity, debt and merger transactions.  Mr. Barth began his career in finance while serving as a staff accountant with Deloitte & Touche, an international accounting and consulting firm.

SIGNIFICANT EMPLOYEES

In addition to the officers and directors identified above, we expect the following individuals to make significant contributions to our business:

Name	Age	Position

Dixie Toolson Sells	62	Vice President of Regulatory Affairs
Sam Maravich, Jr.	55	Vice President of Sales, Marketing and Business Development
Todd H. Turnlund	46	Vice President of Engineering
Paul F. Turner, MSEE	65	Chief Technology Officer

Dixie Toolson Sells has served as Vice President of Regulatory Affairs of BSD since December 1994.  Ms. Sells served as Administrative Director of BSD from 1978 to 1984; as Director of Regulatory Affairs from 1984 to September 1987; and as Vice President of Regulatory Affairs from September 1987 to October 1993.  In October 1993, Ms. Sells resigned as Vice President of Regulatory Affairs, and she served as Director of Regulatory Affairs from October 1993 to December 1994.  In December 1994, Ms. Sells was re-appointed as Vice President of Regulatory Affairs and was appointed as Corporate Secretary by the Board of Directors.  Ms. Sells resigned as Corporate Secretary of BSD in March 2002.  Ms. Sells also serves on the Board of Directors of the Intermountain Biomedical Association.

Sam Maravich, Jr. was appointed Vice President of Sales and Marketing in February 2012.  Mr. Maravich has over 8 years of clinical experience and 34 years of medical device sales and marketing experience with both medical device start up and Fortune 500 companies.  His clinical expertise includes respiratory, trauma, enteral feeding, and ICU.  He has been responsible for developing sales and marketing strategies for new innovative products and changing direction on mature product categories. He has initiated sales processes, developed sales teams, and used sales operations to measure progress towards sales goals.  He helped developed new marketing plans for innovative products in Interventional Radiology and Respiratory Therapy.  Prior to joining BSD, Mr. Maravich served in various sales positions, including Director of Sales Operations Medical Devices Kimberly Clark from April 2002 to July 2003, Director of Sales Temperature Management Kimberly Clark from July 2003 to April 2006, Director of Sales Operations Marketing Kimberly Clark from April 2006 to July 2008, and Director of Sales Medical Devices Kimberly Clark from May 2008 to February 2012.  Mr. Maravich has a BA in Finance from The Ohio State University.

Todd H. Turnlund was appointed Vice President of Engineering in January 2010.  Mr. Turnlund has over 21 years of medical device experience with both medical device start up and Fortune 500 companies.  His expertise includes translating unmet clinical needs into commercially successful products, creating intellectual property, developing new technology, and transferring product designs to manufacturing.  Prior to joining BSD, Mr. Turnlund served in various research and development management positions, including Director of Research and Development at Boston Scientific from January 2005 to January 2008, an independent consultant from January 2008 to October 2009, and Director of Research and Development at C.R. Bard from November 2009 to January 2010.  Mr. Turnlund has a Mechanical Engineering Degree from the University of California at Santa Barbara, and an MBA from Santa Clara University.

Paul F. Turner, MSEE, has served as Chief Technology Officer since August 1999 and leads the Company’s research activities for its hyperthermia and ablation products.  Mr. Turner also served as Senior Vice President of BSD from August 1999 to December 2010, and served as a director from 1994 to February 2011.  From October 1995 to August 1999, Mr. Turner served as the Acting President of BSD.  From 1978 to October 1995, Mr. Turner served in various capacities with BSD, including Staff Engineer, Staff Scientist, Senior Scientist, Vice President of Research, and Senior Vice President of Research.  Mr. Turner has led the design of microwave treatment systems for tumors, including the development of external phased array antenna technology to focus radiated microwave energy deep into the central area of the body to treat deep tumors.  He has also integrated this technology with magnetic resonance imaging to non-invasively monitor treatments within the patient’s body.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section.  This discussion will focus on our objectives, principles, practices and decisions with regards to the compensation of Harold R. Wolcott, President and Dennis P. Gauger, Chief Financial Officer and Secretary, our named executive officers (“Named Executive Officers”) for the fiscal year ended August 31, 2012.

Executive Compensation Objectives and Principles

The overall objective of our executive compensation program is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders.  Accordingly, our executive compensation program incorporates the following principles:

•	Compensation should be based upon individual job responsibility, demonstrated leadership ability, management experience, individual performance, and Company performance.

•	Compensation should reflect the fair market value of the services received. We believe that a fair and competitive pay package is essential to attract and retain talented executives in key positions.

•	Compensation should reward executives for long-term strategic management and enhancement of shareholder value.

•	Compensation should reward performance and promote a performance oriented environment.

Executive Compensation Procedures

We believe that compensation paid to our executive officers should be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis, should be based upon the value each executive officer provides to us, and should be designed to assist us in attracting and retaining the best possible executive talent, which we believe is critical to our long-term success.  To attain our executive compensation objectives and implement the underlying compensation principles, we follow the procedures described below.

Role of the Compensation Committee.  The Compensation Committee has responsibility for establishing and monitoring our executive compensation programs and for making decisions regarding the compensation of our Named Executive Officers.  The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee.  The Compensation Committee sets the compensation package and annual bonus of the Named Executive Officers.  Our President, Mr. Wolcott, suggests items to be considered by the Compensation Committee from time to time, including the compensation package for the other Named Executive Officers; and participates in meetings in which the compensation package of the other Named Executive Officers is discussed.

The Compensation Committee relies on its judgment in making compensation decisions after reviewing our performance and evaluating our executives’ leadership abilities and responsibilities with our Company and their current compensation arrangements.  The Compensation Committee assessment process is designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

At our 2011 annual meeting of stockholders, over 95% of the votes cast were in favor of our executive compensation program.  When designing our executive compensation program, the Compensation Committee considered, among other things, the 2011 voting results and other feedback we received from our stockholders and determined not to make any significant changes to the design of our executive compensation program.

Role of Compensation Consultant.  We have not engaged a compensation consultant since 2006.

Elements of Compensation

Our executive compensation objectives and principles are implemented through the use of the following elements of compensation, each discussed more fully below:

•	Base Salary

•	Annual Incentive Bonuses

•	Stock-Based Compensation

•	Other Benefits

Base Salary.  The Compensation Committee approved the salaries of all our executive officers for fiscal year 2012.  Base salaries are offered to ensure that our executive officers receive an ongoing level of compensation.  Salary decisions concerning these officers were based upon a variety of considerations consistent with the compensation philosophy stated above.  First, salaries were competitively set relative to both other companies in the medical products industry and other comparable companies.  In determining the salaries for our executives in fiscal 2012, the Compensation Committee considered the compensation of some of the public companies in the biotechnology industry.  The Compensation Committee considered each officer’s level of responsibility and individual performance, including an assessment of the person’s overall value to the Company.  In addition, internal equity among employees was factored into the decision.  Finally, the Compensation Committee considered our financial performance and our ability to absorb any increases in salaries.

Annual Incentive Bonuses.  Annual incentive bonuses are designed to reward extraordinary performance by our executives.  For fiscal years 2012 and 2011, the Compensation Committee did not precisely define the parameters of a bonus program for the Named Executive Officers, and no bonuses were awarded to the Named Executive Officers.

Stock-Based Compensation.  Each Named Executive Officer is eligible to participate in the Stock Incentive Plan, which provides for the granting of stock options, stock appreciation rights, performance awards, other stock-based awards, and cash-based awards to selected employees, non-employees and directors.  Stock-based compensation is designed to more closely align the interests of management with those of our shareholders.  Historically, we have issued options pursuant to this incentive plan, and typically these options vest ratably over a term of up to 5 years as determined by the Compensation Committee.  Recent stock option grants vest over 3 years.  We do not have any policies for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation or among different forms of non-cash compensation.  Although we do not have any formal policy for determining the amount of stock options or the timing of our stock option grants, we have historically granted stock options to high-performing employees (i) in recognition of their individual achievements and contributions to our company, and (ii) in anticipation of their future service and achievements.  There were no stock options granted to the Named Executive Officers during fiscal 2012.

Other Benefits.  Our Named Executive Officers receive the same benefits that are available to all other full time employees, including the payment of health, dental, life and disability insurance premiums.

Deductibility of Executive Compensation

Internal Revenue Service (“IRS”) Code Section 162(m) limits the amount that we may deduct for compensation paid to our principal executive officer and to each of our three most highly compensated officers (other than our principal financial officer) to $1.0 million per person, unless certain exemption requirements are met.  Exemptions to this deductibility limit may be made for various forms of performance-based compensation.  In the past, annual salary and bonus compensation to our executive officers has not exceeded $1.0 million per person, so the compensation has been deductible.  In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1.0 million.  Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1.0 million cap on deductibility.  While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the IRS Code.  In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of IRS Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers.

Material Issues Relating to Fiscal 2013 Compensation

On November 28, 2012, we and Dennis P. Gauger entered into a written Separation Agreement and Release of All Claims pursuant to which Mr. Gauger resigned his position as the Chief Financial Officer, effective at the close of business on December 31, 2012.

The Separation Agreement and Release of All Claims (the “Agreement”) entered into between the Company and Mr. Gauger provides that Mr. Gauger will be paid a total of $97,200, the equivalent of six (6) months of his current base salary. Such amount will be paid to Mr. Gauger in accordance with our customary payroll policies, including the withholding of appropriate state and federal income tax. The first payment to Mr. Gauger will be made on January 11, 2013. Additionally, the Company will pay a portion of COBRA insurance payments for Mr. Gauger until the earlier of June 30, 2013, or the date that Mr. Gauger becomes eligible to participate in a health insurance plan of another employer, or the date that Mr. Gauger is no longer eligible for COBRA coverage. Under the Agreement, Mr. Gauger has agreed to provide the Company with not more than 10 hours of consulting services each week through June 30, 2013, at a rate of $100 per hour.

Our Board of Directors has appointed William S. Barth as our new Chief Financial Officer and Corporate Secretary.  Mr. Barth commenced his employment with us on December 10, 2012, and will assume the duties of Chief Financial Officer and Corporate Secretary effective January 1, 2013, upon the departure of Mr. Gauger.  Mr. Barth’s annual salary will initially be $200,000, and he will be granted options pursuant to our Stock Incentive Plan, as amended.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and discussed the Compensation Discussion and Analysis with the Company’s management.  Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Douglas P. Boyd
Steven G. Stewart
Michael Nobel
Timothy C. McQuay
Damian E. Dupuy

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for services in all capacities to the Company and its affiliates for the years ended August 31, 2012, 2011 and 2010:

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(i)	(j)

Harold R. Wolcott	2012	$250,000	$ -	$ -	$13,437 (2)	$263,437
President	2011	$250,000	-	331,500	12,354 (2)	593,854
	2010	250,000	-	-	10,965 (2)	260,965

Dennis P. Gauger	2012	194,400	-	-	14,233 (3)	208,633
Chief Financial Officer	2011	189,996	-	169,750	12,546 (3)	372,292
	2010	180,000	-	-	14,795 (3)	194,795

(1)
The amounts shown in column (e) reflect the aggregate grant date fair value with respect to employee stock options granted to the Named Executive Officers during the respective fiscal years in accordance with ASC Topic 718.  The stock options awarded to Messrs. Wolcott and Gauger in fiscal year 2011 vest over a three year period.  Assumptions used in calculating the amounts for fiscal year 2011 are included in Note 10 to the Company’s financial statements included in our Annual Report on Form 10-K for the year ended August 31, 2011.  No stock options were awarded to Messrs. Wolcott and Gauger in fiscal years 2012 and 2010.

(2)
These amounts consist of: medical insurance reimbursement of $9,794, life insurance premiums of $131, dental insurance premiums of $462, disability insurance premiums of $2,050, and holiday payment of $1,000 paid by the Company in fiscal year 2012; medical insurance reimbursement of $9,794, life insurance premiums of $142, dental insurance premiums of $425, disability insurance premiums of $993, and holiday payment of $1,000 paid by the Company in fiscal year 2011; and medical insurance reimbursement of $9,794, life insurance premiums of $136, dental insurance premiums of $394, and disability insurance premiums of $641 paid by the Company in fiscal year 2010.

(3)
These amounts consist of: medical insurance premiums of $10,678, life insurance premiums of $166, dental insurance premiums of $462, disability insurance premiums of $1,927, and holiday payment of $1,000 paid by the Company in fiscal year 2012; medical insurance premiums of $10,017, life insurance premiums of $142, dental insurance premiums of $425, disability insurance premiums of $962, and holiday payment of $1,000 paid by the Company in fiscal year 2011; and medical insurance premiums of $10,220, life insurance premiums of $151, dental insurance premiums of $394, disability insurance premiums of $641, holiday payment of $500, and accrued vacation of $2,889 paid by the Company in fiscal year 2010.

Grants of Plan-Based Awards – Fiscal Year 2012

There were no plan-based awards granted to the Company's Named Executive Officers in fiscal year 2012.

Employment Agreements

On April 4, 2009, the Board of Directors of the Company appointed Mr. Wolcott as the President of the Company, effective as of April 7, 2009.  In addition, Mr. Wolcott was appointed as a member of the Board of Directors, effective as of April 7, 2009.  The Company and Mr. Wolcott agreed to the terms of an offer letter, dated April 7, 2009 (the “Offer Letter”), pursuant to which Mr. Wolcott receives an annual salary of $250,000 and received 655,760 stock options pursuant to the Company’s Amended and Restated 1998 Stock Incentive Plan.  Mr. Wolcott also participates in the other benefit plans available to employees of the Company.

Dennis P. Gauger, Chief Financial Officer, served the Company on a part-time, contract basis through July 15, 2008, and received monthly compensation of $6,000.  On July 16, 2008, Mr. Gauger became an employee of the Company, and currently receives an annual base salary of $194,400.

On November 28, 2012, we and Dennis P. Gauger entered into a written Separation Agreement and Release of All Claims pursuant to which Mr. Gauger resigned his position as the Chief Financial Officer, effective at the close of business on December 31, 2012.  For a description of the compensation Mr. Gauger received pursuant to such agreement, please see “Compensation Discussion and Analysis—Material Issues Relating to Fiscal 2013 Compensation”.

Outstanding Equity Awards at Fiscal Year-End 2012

This table provides information on the year-end 2012 holdings of Company stock options by the Named Executive Officers.

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)

Harold R. Wolcott	323,456	262,304 (1)	1.70	04/10/2019
Harold R. Wolcott	50,000	100,000 (2)	4.66	02/02/2021
Dennis P. Gauger	40,000	-	7.31	09/12/2018
Dennis P. Gauger	60,000	40,000 (1)	2.40	04/28/2019
Dennis P. Gauger	16,667	33,333 (2)	4.66	02/02/2021
Dennis P. Gauger	8,333	16,667 (2)	3.82	05/21/2021

(1)	Options vest in equal annual installments (20% each year) on the anniversary of the grant date.

(2)	Options vest in equal annual installments (33.3% each year) on the anniversary of the grant date.

Option Exercises and Stock Vested for Fiscal Year 2012

The Named Executive Officers did not exercise any stock options during the year ended August 31, 2012.

Potential Payments Upon Termination

As of August 31, 2012, the Company did not have any agreement with Messrs. Wolcott and Gauger to pay them severance or other benefits following termination of their employment.  Therefore, if Mr. Wolcott’s and Mr. Gauger’s employment by the Company had terminated for any reason on August 31, 2012, they would not have been entitled to any severance or other benefits following such termination.  In addition, there would not have been any acceleration of vesting of stock options granted to Messrs. Wolcott and Gauger.

On November 28, 2012, we and Dennis P. Gauger entered into a written Separation Agreement and Release of All Claims pursuant to which Mr. Gauger resigned his position as the Chief Financial Officer, effective at the close of business on December 31, 2012.  For a description of the compensation Mr. Gauger received pursuant to such agreement, please see “Compensation Discussion and Analysis—Material Issues Relating to Fiscal 2013 Compensation”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our Common Stock as of December 14, 2012 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our Common Stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting or investment power with respect to securities.  Shares subject to options that are exercisable within 60 days following December 14, 2012 are deemed to be outstanding and beneficially owned by the optionee or group of optionees for the purpose of computing share and percentage ownership of that optionee or group of optionees, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them.  The inclusion of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares.  The percentage calculation of beneficial ownership is based on 29,753,191 shares of Common Stock outstanding as of December 14, 2012.  Except as otherwise noted, the address of each person listed on the following table is 2188 West 2200 South, Salt Lake City, Utah 84119.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent

Officers and Directors
Dr. Gerhard W. Sennewald (1)	6,377,167	21.4%
Dr. Michael Nobel (2)	429,486	1.4%
Douglas P. Boyd (3)	252,669	*
Steven G. Stewart (4)	153,799	*
Timothy C. McQuay (5)	70,708	*
Damian E. Dupuy, MD	15,271	*
Harold R. Wolcott (6)	428,456	1.4%
Dennis P. Gauger (7)	133,333	*
William S. Barth	1,500	*

All Executive Officers and Directors as a Group (9 persons) (8)	7,862,389	25.6%

* Less than 1%

(1)	Includes 84,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 14, 2012.
(2)	Includes 129,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 14, 2012.
(3)	Includes 109,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 14, 2012.
(4)	Includes 100,368 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 14, 2012.
(5)	Includes 37,966 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 14, 2012.
(6)	Includes 423,456 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 14, 2012.
(7)	Includes 133,333 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 14, 2012.
(8)	Includes 1,017,123 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 14, 2012.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company's equity compensation plans as of August 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	3,182,239	$3.54	2,679,526
Equity compensation plans not approved by security holders	-	-	-
Total	3,182,239	$3.54	2,679,526

(1)	A total of 8,087,300 shares of Common Stock have been reserved for issuance under the plans. To date, a total of 2,216,561 options have been exercised under the plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Officers, directors, and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during the year ended August 31, 2012 all reporting persons complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since September 1, 2010, there has not been, nor is there any proposed transaction in which the Company was or will be a party or in which it was or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions which are described below.

Dr. Sennewald Medizintechnik GmbH.  BSD supplies hyperthermia therapy systems and related component parts to Dr. Sennewald Medizintechnik GmbH (“Medizintechnik”) located in Munich, Germany, which is a significant distributor of BSD’s products in Europe.  Medizintechnik purchases equipment, which it installs, and component parts to service the BSD hyperthermia therapy systems that Medizintechnik sells to its customers in Europe.  For the fiscal years 2012 and 2011, BSD had revenue of $333,663 and $1,063,495, respectively, from the sale of systems and various component parts sold to Medizintechnik.  As of August 31, 2012 and 2011, accounts receivable from Medizintechnik were $33,257 and $408,323, respectively.  Dr. Gerhard W. Sennewald, one of BSD’s directors and significant stockholders, is the President and Chief Executive Officer of Medizintechnik and its sole stockholder.  Management believes the terms of the transactions with Medizintechnik were arms length and fair to the Company.

The Company does not have a formal written process for reviewing related person transactions.  The Company expects that the Audit Committee will review for potential conflict of interest situations, on an ongoing basis, any future proposed transaction, or series of transactions, with related persons, and either approve or disapprove each reviewed transaction or series of related transactions with related persons.

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting.  It is anticipated that the next annual meeting of stockholders will be held on or about February 1, 2014.  Stockholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 2014 annual meeting of stockholders of the Company, provided such proposals are received by the Company in writing no later than August 31, 2013 and are otherwise in compliance with Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company’s 2014 annual meeting of stockholders, but fails to notify the Company of that intention by November 14, 2013, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card.  The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission.  Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549.  Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549.  In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

The Company’s Common Stock is listed on the NASDAQ Stock Market and trades under the symbol “BSDM”.

ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of that person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2012, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission.  Written requests for that information should be directed to the Secretary of the Company at the address on the first page of this proxy statement.

FORM OF PROXY

BSD MEDICAL CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 6, 2013

BSD MEDICAL CORPORATION 2188 WEST 2200 SOUTH SALT LAKE CITY, UT 84119
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 5, 2013.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 5, 2013.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BSD MEDICAL CORPORATION

The Board of Directors recommends that you vote FOR the following:

			For	Withhold	For All		To withhold authority to vote for any
			All	All	Except		individual nominee(s), mark “For All
Vote on Directors			☐	☐	☐		Except,” and write the number(s) of the
nominee(s) on the line below.
1.	To elect seven (7) Directors:
________________________________
Nominees:

01) Timothy C. McQuay
02) Harold R. Wolcott
03) Gerhard W. Sennewald
04) Michael Nobel
05) Douglas P. Boyd
06) Steven G. Stewart
07) Damian E. Dupuy

Vote on Proposal
The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2. To approve the compensation of our Named Executive Officers as disclosed in this proxy statement.								☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
3. To ratify the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2013								☐	☐	☐

4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						.		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

BSD MEDICAL CORPORATION
SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 6, 2013

The undersigned hereby constitutes, appoints and authorizes Harold R. Wolcott and William S. Barth and each of them, the true and lawful attorneys and Proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated on the reverse side, all of the undersigned's shares of the common stock of BSD Medical Corporation, a Delaware corporation, at the Annual Meeting of Stockholders to be held at 9:00 A.M. Mountain Time, on February 6, 2013, at the Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101, and at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR ALL OTHER PROPOSALS.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BSD MEDICAL CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.  THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side